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Exhibit 23.3

        DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

March 14, 2012

SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102

Ladies and Gentlemen:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and Form S-3 of SandRidge Mississippian Trust II and SandRidge Energy, Inc. ("SandRidge"), to be filed on or about March 14, 2012 (as amended, the "Registration Statement"), including any future amendments thereto, of all references to the name of DeGolyer and MacNaughton; to references to DeGolyer and MacNaughton in the Registration Statement, including under the heading "Experts," and to the inclusion therein of references to our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, and to our third party letter report dated February 4, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, in SandRidge's Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 27, 2012, including any amendments thereto.

Very truly yours,
/s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.3